CONSENT TO ASSIGNMENT

         This Consent to Assignment (this "Consent") is dated and made effective as of December 26, 2005 by each Delaware statutory trust listed on Attachment A hereto (each, a "Trust" and collectively, the "Trusts"), severally and for and on behalf of certain of their respective portfolios listed on Attachment A hereto (each, a "Fund" and collectively, the "Funds") for the benefit of Wachovia Bank, National Association, a national bank ("Wachovia"), and U.S. Bank, National Association, a national bank and the lead bank of U.S. Bancorp. ("U.S. Bank").

         Reference is hereby made to that certain Mutual Fund Custody Agreement dated as of March 6, 2003, as amended on May 14, 2004 (the "Custody Agreement") between the Trusts and Wachovia pursuant to which Wachovia provides certain custodial services to the Trusts and the Funds on the terms and subject to the conditions set forth in the Custody Agreement. Effective on or about December 31, 2005, Wachovia intends to assign all of its right, title and interest in and to the Custody Agreement to U.S. Bank. Pursuant to Section 33 of the Custody Agreement, the Trusts hereby consent to the assignment of the Custody Agreement from Wachovia to U.S. Bank.

         Except as provided herein, all of the terms and conditions of the Custody Agreement shall remain in full force and effect.


                                               Each of the open-end investment
                                               companies listed on Attachment A


                                               By: _/s Thomas J. Higgins
                                               Name: ___Thomas J. Higgins
                                               Title: ___Treasurer


ACCEPTED AND AGREED TO BY:

Wachovia Bank, National Association

By:      __/s Paul T. Cahill
Name:    __Paul T. Cahill
Title:   __Vice President

U.S. Bank, National Association

By:      __/s Joe D. Redwine
Name:    __Joe D. Redwine
Title:   __Senior Vice President

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                                  ATTACHMENT A

  Trusts and Funds
  Vanguard Balanced Index Fund

  Vanguard California Tax-Free Funds
         Vanguard California Intermediate-Term Tax-Exempt Fund
         Vanguard California Long-Term Tax-Exempt Fund
         Vanguard California Tax-Exempt Money Market Fund

  Vanguard CMT Funds
         Vanguard Municipal Cash Management Fund

  Vanguard Convertible Securities Fund

  Vanguard Fenway Funds
         Vanguard Growth Equity Fund

  Vanguard Florida Tax-Free Funds
         Vanguard Florida Long-Term Tax-Exempt Fund

  Vanguard Institutional Index Fund

  Vanguard Massachusetts Tax-Exempt Funds
         Vanguard Massachusetts Tax-Exempt Fund

  Vanguard Municipal Bond Funds Vanguard High-Yield Tax-Exempt Fund Vanguard
         Insured Long-Term Tax-Exempt Fund Vanguard Intermediate-Term Tax-Exempt Fund Vanguard Limited-Term Tax-Exempt Fund Vanguard Long-Term Tax-Exempt Fund Vanguard Short-Term Tax-Exempt Fund Vanguard Tax-Exempt Money Market Fund

  Vanguard New Jersey Tax-Free Funds
         Vanguard New Jersey Long-Term Tax-Exempt Fund
         Vanguard New Jersey Tax-Exempt Money Market Fund

  Vanguard New York Tax-Free Funds
         Vanguard New York Long-Term Tax-Exempt Fund
         Vanguard New York Tax-Exempt Money Market Fund

  Vanguard Ohio Tax-Free Funds
         Vanguard Ohio Long-Term Tax-Exempt Fund
         Vanguard Ohio Tax-Exempt Money Market Fund

  Vanguard Pennsylvania Tax-Free Funds
         Vanguard Pennsylvania Long-Term Tax-Exempt Fund
         Vanguard Pennsylvania Tax-Exempt Money Market Fund

Vanguard Quantitative Funds
         Vanguard Growth and Income Fund

Vanguard STAR Funds
         Vanguard STAR Fund
         Vanguard Total International Stock Index Fund

Vanguard Variable Annuity Funds
         Balanced Portfolio
         Diversified Value Portfolio
         Equity Index Portfolio
         High-Yield Bond Portfolio
         Mid-Cap Index Portfolio
         REIT Index Portfolio
         Small Company Growth Portfolio
         Total Bond Market Index Portfolio

Vanguard World Fund
         FTSE Social Index Fund (fka Vanguard Calvert Social Index Fund)